EXHIBIT 99.1

ENTERPRISE FINANCIAL SERVICES CORP TO ACQUIRE

FIRST CHOICE BANCORP

April 26, 2021, ST. LOUIS, MO. and CERRITOS, CA. — Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company,” “EFSC,” or “Enterprise”), the holding company of Enterprise Bank & Trust (“EB&T”), and First Choice Bancorp (Nasdaq: FCBP) (“FCBP”), the holding company of First Choice Bank (“First Choice”), announced today that EFSC, EB&T, FCBP and First Choice have entered into a definitive merger agreement pursuant to which EFSC will acquire, in an all-stock merger, FCBP. Under the terms of the merger agreement, FCBP will merge with and into EFSC, and First Choice will subsequently merge with and into EB&T (with Enterprise and EB&T as the surviving entities) in a transaction valued at approximately $397.7 million, or $33.40 per FCBP share, based on the closing price of EFSC’s common stock on April 23, 2021. On a pro forma consolidated basis, the combined company would have approximately $12.7 billion in consolidated total assets as of March 31, 2021.

The transaction is expected to be approximately 8% accretive to Enterprise’s 2022 earnings per share (excluding the impact of one-time transaction expenses) after giving effect to estimated fully phased-in transaction synergies. Estimated tangible book value per share dilution to EFSC is expected to be earned back in less than three years under the crossover method including CECL “Day Two” accounting treatment. The acquisition is expected to generate an internal rate of return of approximately 21% for Enterprise.

Headquartered in Cerritos, California, FCBP had approximately $2.5 billion in total assets, $2.0 billion in loans, and $1.9 billion in deposits as of March 31, 2021. First Choice is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans. First Choice is a Preferred Small Business Administration (SBA) Lender. First Choice conducts business through eight full-service branches and two loan production offices located in Los Angeles, Orange, and San Diego Counties.

“I am thrilled to announce the transaction and our continued expansion into the California market,” stated Jim Lally, President and Chief Executive Officer of EFSC. “The acquisition of First Choice strengthens our commercial banking foundation in the largest economy in the country. I have tremendous respect for the associates of First Choice and the company they have built since its founding in 2005. They have successfully created a commercially-focused community bank with a demonstrated ability to generate organic growth. I am pleased to welcome the diverse and experienced First Choice team to our organization.”

Robert M. Franko, President, Chief Executive Officer and Director of FCBP added, “We are extremely excited to join forces with Enterprise. We believe that pairing our team’s in-depth knowledge of our local markets and communities with the more robust financial capabilities of Enterprise will enhance our lending capacity, products, and services. Enterprise’s stated mission of ‘Guiding people to a lifetime of financial success’ will continue the motto of First Choice of ‘First in speed, service and solutions.’ With the synergies of the combined organizations, we believe this transaction will deliver significant value to both of our shareholders, associates and the communities we serve.”

Under and subject to the terms of the definitive agreement, upon consummation of the transaction, each holder of FCBP common stock will receive 0.6603 shares of EFSC common stock for each FCBP common share held and cash in lieu of fractional shares. The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and FCBP shareholders are not expected to recognize gain or loss to the extent of the stock consideration received.

Existing Enterprise shareholders will own approximately 80% of the outstanding shares of the combined company, and FCBP shareholders are expected to own approximately 20%.

The transaction, which has been unanimously approved by the boards of directors of the Company, EB&T, FCBP, and First Choice, is expected to close in the third quarter of 2021, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals and approval of EFSC’s and FCBP’s shareholders. Upon closing of the transaction, FCBP Founder and Chairman of the Board, Peter Hui, will join the Enterprise board of directors. FCBP’s directors have entered into agreements with the Company pursuant to which they have committed to vote their shares, which represent approximately 16% of FCBP’s issued and outstanding common stock, in favor of the acquisition.

For additional information about the proposed acquisition, shareholders are encouraged to carefully read the definitive agreement that will be filed with the Securities and Exchange Commission (“SEC”) today.

Advisors to the Transaction

Boenning & Scattergood, Inc. served as financial advisor to EFSC and Holland & Knight LLP served as legal counsel. Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor to FCBP and Duane Morris LLP served as legal counsel.

Conference Call and Investor Presentation

The Company will host a conference call and webcast at 10:00 a.m. Central Time on April 27, 2021 to discuss the transaction and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at enterprisebank.com under “Investor Relations” beginning prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-800-353-6461 (Conference ID #2910583). A recorded replay of the conference call will be available approximately two hours after the call completion. Go to http://bit.ly/EFSC1Q2021earnings and register to hear a replay of the call. The replay will be available for approximately two weeks following the conference call.

About Enterprise Financial Services Corp

Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $10.2 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates 39 branch offices in Arizona, California, Kansas, Missouri, Nevada and New Mexico, and SBA loan and deposit production offices in Arizona, California, Colorado, Illinois, Indiana, Massachusetts, Michigan, Nevada, Ohio, Oregon, Texas, Utah and Washington. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. For more information, please visit enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC”. Please visit our website at www.enterprisebank.com to see our regularly posted material information.

About First Choice Bancorp

First Choice Bancorp, headquartered in Cerritos, California, is the bank holding company for First Choice Bank. First Choice Bank is a community-based financial institution that serves primarily commercial and consumer clients in diverse communities and specializes in loans to small- to medium-sized businesses and private banking clients, commercial and industrial loans, and commercial real estate loans. First Choice Bank is a Preferred Small Business Administration (SBA) Lender. First Choice Bank conducts business through eight full-service branches and two loan production offices located in Los Angeles, Orange, and San Diego Counties. For more information, please visit www.FirstChoiceBankCA.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements regarding Enterprise, including its wholly-owned subsidiary EB&T, FCBP, including its wholly-owned subsidiary First Choice, and Enterprise’s proposed acquisition of FCBP and First Choice. These forward-looking statements may include: statements regarding the acquisition, the consideration payable in connection with the acquisition, and the ability of the parties to consummate the acquisition. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that EFSC or FCBP anticipated in their forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the acquisition may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the acquisition may not be timely completed, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive transaction agreement; the outcome of any legal proceedings that may be instituted against EFSC or FCBP; that prior to the completion of the acquisition or thereafter, EFSC’s and FCBP’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, EFSC shareholder or FCBP shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that adverse regulatory conditions may be imposed in connection with regulatory approvals of the acquisition; reputational risks and the reaction of the companies’ employees or customers to the transaction; diversion of management time on acquisition-related issues; that the COVID-19 pandemic, including uncertainty and volatility in financial, commodities and other markets, and disruptions to banking and other financial activity, could harm Enterprise and FCBP’s business, financial position and results of operations, and could adversely affect the timing and anticipated benefits of the proposed acquisition; and those factors and risks referenced from time to time in EFSC’s or FCBP’s filings with the SEC, including in their Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, and their other filings with the SEC. For any forward-looking statements made in this press release or in any documents, EFSC and FCBP claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Except to the extent required by applicable law or regulation, each of EFSC and FCBP disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

Additional Information About the Acquisition and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed acquisition transaction, along with other relevant documents, a registration statement on Form S-4 will be filed with the SEC that will include a joint proxy statement/prospectus to be distributed to the shareholders of EFSC and FCBP in connection with their votes on the acquisition. Shareholders of EFSC and FCBP are urged to read the registration statement and the joint proxy statement/prospectus regarding the acquisition when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed acquisition.

The final joint proxy statement/prospectus will be mailed to shareholders of EFSC and FCBP. Investors and security holders will be able to obtain the documents, and any other documents EFSC has filed with the SEC, free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by EFSC in connection with the proposed acquisition will be available free of charge by (1) accessing EFSC’s website at www.enterprisebank.com under the “Investor Relations” link, (2) writing EFSC at 150 North Meramec, Clayton, Missouri 63105, Attention: Investor Relations, (3) accessing FCBP’s website at https://investors.firstchoicebankca.com under the “SEC Filings” tab, or (4) writing FCBP at 17785 Center Court Drive, N Suite 750, Cerritos, CA 90703, Attention: Corporate Counsel.

EFSC and FCBP and certain of their directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of EFSC and FCBP in connection with the proposed acquisition. Information about the directors and executive officers of EFSC is set forth in the proxy statement for EFSC’s 2021 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 17, 2021. Information about the directors and officers of FCBP will be set forth in the Form-10-K/A, to be filed with the SEC on or about April 27, 2021 and in the proxy statement of FCBP to be filed on Schedule 14A during the third quarter of 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

For more information please contact:

Investor inquiries:

Keene Turner, Executive Vice President and Chief Financial Officer

(314) 512-7233

Media inquiries:

Steve Richardson, Vice President

(314) 512-7183

FCBP Contact Information:

Robert M. Franko, President, Chief Executive Officer and Chief Financial Officer

(562) 345-9241

Media inquiries:

Khoi D. Dang, Executive Vice President and General Counsel

(562) 263-8336